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                                                                     Exhibit 5.1


                           MORGAN, LEWIS & BOCKIUS LLP
                                ONE OXFORD CENTRE
                       PITTSBURGH, PENNSYLVANIA 15219-1417


May 10, 2001




FreeMarkets, Inc.
FreeMarkets Center
210 Sixth Avenue
One Oliver Plaza
Pittsburgh, PA  15222

Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to FreeMarkets, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the issuance by the Company of an aggregate of up to 17,250,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, pursuant to the Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among the Company, Axe Acquisition Corporation, a wholly owned subsidiary of the Company, and Adexa, Inc.

We are familiar with the Registration Statement. We have reviewed the Company's Certificate of Incorporation and Bylaws, each as amended to date. We have also examined corporate records and such other documents, instruments or other information, and have made such inquiries of the Company's officers, as we deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as conformed, photostatic or other copies.

Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the Reorganization Agreement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus forming a part thereof under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,


/s/  MORGAN, LEWIS & BOCKIUS LLP